UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2005

GARDENBURGER, INC.

(Exact name of registrant as specified in its charter)

Oregon	0-20330	93-0886359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15615 Alton Parkway, Suite 350, Irvine, CA		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (949) 255-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership.

On October14, 2005, Gardenburger, Inc. (“Gardenburger” or the “Company”) filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Central District of California, Santa Ana Division (the “Bankruptcy Court”) (Case No. SA 05-19539-JB) (the “Chapter 11 Case”).  The Chapter 11 Case has been assigned to the honorable Judge Barr.  The Company will continue to operate its business in the ordinary course as debtor in possession under the jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code.

On October 14, 2005, the Company issued a press release (the “Press Release”) which announced, among other things, the foregoing events.  The text of the Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Case described in Item 1.03 above constituted events of default under the Company’s existing Revolving Credit and Term Loan Agreement, as amended (the “Loan Agreement”), with CapitalSource Finance, LLC (“CapitalSource”) and the Company’s Note Purchase Agreement, as amended, and Second Amended and Restated Convertible Senior Subordinated Note, as amended (the “Subordinated Debt Documents”), held by Annex Holdings I LP (“Annex”).  As a result of the events of default, all debt outstanding under such loan documents became automatically and immediately due and payable.  As of October 14, 2005, the amount of outstanding debt under the Loan Agreement was approximately $8 Million, and the amount of outstanding debt under the Subordinated Debt Documents was asserted to be in excess of $27 Million.  The Company believes that any effort of the lenders to enforce their rights under the Loan Agreement or the Subordinated Debt Documents, respectively, will be stayed as a result of the filing of the Chapter 11 Case.  In any event, the Company understands that neither CapitalSource nor Annex contemplate any such action.

Cautionary Statement Regarding Forward-Looking Statements

Some of the statements included in this Form 8-K, the Plan and the Disclosure Statement, particularly those anticipating future financial performance, business prospects, growth and operating strategies and similar matters, are forward-looking statements that involve a number of risks and uncertainties.  For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance and a variety of factors could cause the Company’s actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements.  The Company undertakes no obligation to update or revise any such forward-looking statements.  The forward-looking statements and the Company’s liquidity, capital resources, and results of operations are subject to a number of risks and uncertainties, including, but not limited to, the following: the ability of the Company to operate as a going concern; the ability of the Company to continue to obtain use of cash collateral and/or debtor-in-possession financing pursuant to the terms of such agreements; defaults under the Company’s current loan documents; Bankruptcy Court approval of the motions prosecuted by the Company from time to time; the ability of the Company to develop, prosecute, confirm and consummate a plan of reorganization with respect to the Chapter 11 Case; risks associated with third parties seeking and obtaining Bankruptcy Court approval to terminate or shorten the exclusivity period for the Company to propose and confirm a plan of reorganization, for the appointment of a Chapter 11 trustee or to convert the case to a Chapter 7 case; the ability of the Company to obtain trade credit, and shipments and terms with vendors and service providers for current orders; the Company’s ability to maintain contracts that are critical to its operations; potential adverse developments with respect to the Company’s liquidity and/or results of operations; trends in the economy as a whole which may affect consumer confidence and consumer demand for the types of goods sold by the Company; potential adverse publicity; the ability of the Company to attract and retain key personnel; the ability of the Company to judge the impact of competitive products and pricing; the ability of the Company to compete with competitors; commodity price and availability risks; delivery of quality products to us timely by the Company’s suppliers; consumer preferences and perceptions; increased insurance costs; potential litigation; governmental regulations; compliance with environmental laws; the evolving regulation of corporate governance and public disclosure; and the timely implementation of the Company’s internal control procedures.  Actual results may differ materially due to these risks and uncertainties and those described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 18, 2005.

Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various prepetition liabilities, common stock and/or other equity securities.  No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies.  A plan of Reorganization could result in holders of the Company’s common stock receiving no distribution on account of their interest and cancellation of their interests.  In addition, under certain conditions specified under the Bankruptcy Code, a plan of reorganization may be confirmed notwithstanding its rejection by an impaired class of creditors or equity holders and notwithstanding the fact that equity holders do not receive or retain property on account of their equity interests under the plan.  In light of the foregoing, the Company considers the value of the common stock to be highly speculative and cautions equity holders that the stock may ultimately be determined to have no value.  Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in the Company’s common stock or any claims relating to prepetition liabilities and/or other interests in the Company such as warrants convertible into equity interests.

Item 9.01 Financial Statements and Exhibits.

(c)                                  Exhibits

Exhibit No.	Description

99.1	Press Release, dated October 14, 2005

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARDENBURGER, INC.

October 17, 2005	By:	/s/ Scott C. Wallace
Scott C. Wallace
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated October 14, 2005